                                                                     Exhibit 2.3
                              AMENDMENT NO. 2 TO
                              ------------------
                           SHARE PURCHASE AGREEMENT
                           ------------------------



          THIS AMENDMENT NO. 2 TO SHARE PURCHASE AGREEMENT ("Amendment") dated as of October 16, 1996 is entered into among, and for the purpose of amending that certain Share Purchase Agreement dated as of July 17, 1996, as amended by an Amendment No. 1 dated as of September 9, 1996 (as so amended, the "Agreement") among, Plasma & Materials Technologies, Inc., a California corporation ("Buyer"), Electrotech Limited (registered no. 1373344), whose registered office is at Thornbury Laboratories, Littleton-Upon-Severn, Thornbury, Bristol, BS12-INP, United Kingdom ("ET"), Electrotech Equipments Limited (registered no. 939289), whose registered office is at Thornbury Laboratories, Littleton-Upon-Severn, Thornbury, Bristol, BS12-INP, United Kingdom ("ETE" and, together with ET, individually, a "Company," and collectively, the "Companies"), Christopher D. Dobson (the "Majority Shareholder") and the other shareholders of the Companies listed on the signature pages hereof (individually, an "Other Shareholder" and collectively, the "Other Shareholders;" the Majority Shareholder and the Other Shareholders are sometimes herein collectively referred to as the "Shareholders"). All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

          NOW, THEREFORE, in consideration of the covenants, agreements and conditions contained herein, the sufficiency of which is hereby acknowledged, the parties hereby agree that the Agreement is amended in the following respects:

          1.  Section 1.4(a).  Paragraph (a) of Section 1.4 of the Agreement is
              --------------
amended to read in full as follows:

          "(a) An aggregate of Seventy Five Million Dollars (US$75,000,000), less the sum of the Employee Bonus Amount, the Dobson Noncompetition Fee and the Wheeler Bonus (all as defined in Section 6.13 below), shall be payable by Buyer in cash at the Closing to each of the Shareholders in the respective individual amounts set forth opposite each Shareholder's name on Exhibit A hereto; and"

          2.  Section 6.13.  Consistent with the amendment to "Exhibit E" to the
              ------------
Agreement effected pursuant to Section 5 of the Amendment No. 1 dated as of September 9, 1996, in the introductory paragraph of Section 6.13 the sum "US$7,500,000" shall be replaced by the sum "US$500,000."

          3.  Section 6.13(c).  Existing paragraph (c) shall be deleted from
              ---------------
Section 6.13 of the Agreement. Consistent with such deletion, the word "and" shall be added to the end of existing paragraph (a), the word "and" shall be deleted from the end of existing paragraph (b), and the semicolon at the end of existing paragraph (b) shall be replaced with a period.

          4.  Section 6.13(iii).  Existing subparagraph (iii) shall be deleted
              -----------------
from Section 6.13 of the Agreement. Consistent with such deletion, the word "and" shall be added to the end of existing subparagraph (i), the word "and" shall be deleted from the end of existing subparagraph (ii), and the semicolon at the end of existing subparagraph (ii) shall be replaced with a period.

          5.  Exhibit A.  Exhibit A to the Agreement shall be replaced in its
              ---------
entirety by Exhibit A ("Schedule of the Consideration") attached to this Amendment.

          Except solely as amended in the manner set forth above, the Agreement shall in all other respects remain in full force and effect without modification.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by an individual thereunto duly authorized, all as of the date first written above.


BUYER:                        PLASMA & MATERIALS TECHNOLOGIES, INC.
                              a California corporation


                              By:   /s/ Gregor J. Campbell
                                    ___________________________________
                                    Name:  Gregor J. Campbell
                                    Chief Executive Officer


ET:                           ELECTROTECH LIMITED
                              an English corporation


                              By:   /s/ Nigel Wheeler
                                    ___________________________________
                                    Name:  Nigel Wheeler
                                    Chief Executive Officer


ETE:                          ELECTROTECH EQUIPMENTS LIMITED
                              an English corporation


                              By:   /s/ Nigel Wheeler
                                    ___________________________________
                                    Name:  Nigel Wheeler
                                    Chief Executive Officer

                                      2.

SHAREHOLDERS:
                              /s/ Christopher David Dobson
                              ________________________________________
                              Name:  Christopher David Dobson


                              /s/ Frank Stanley Keeble
                              ________________________________________
                              Name:  Frank Stanley Keeble


                              /s/ Kenneth Nash Knight Willmott
                              ________________________________________
                              Name:  Kenneth Nash Knight Willmott


                              /s/ Kevin Knight Willmott
                              ________________________________________
                              Name:  Kevin Knight Willmott


                              /s/ Ann Dilys Dobson
                              ________________________________________
                              Name:  Ann Dilys Dobson


                              /s/ Patricia Ann Keeble
                              ________________________________________
                              Name:  Patricia Ann Keeble


                              /s/ Peter Geoffrey Willmott
                              ________________________________________
                              Name:  Peter Geoffrey Willmott

                                      3.
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                                                                       EXHIBIT A

                         SCHEDULE OF THE CONSIDERATION

                                                                            CASH (US$)
                                                                           DISTRIBUTION
SHAREHOLDERS                         SHARES                                   RATIO            COMMON STOCK
------------                         ------                                ------------        ------------
Christopher David Dobson             58 ordinary "a" shares of (Pounds)1                          4,853,334
Elberton Manor                       each of ETE
Elberton                             4,942 ordinary "b" shares of
Bristol                              (Pounds)1 each of ETE
Avon                                 324 ordinary shares of(Pounds)1
BS12 3AA                             each of ET
                                                                                42*
Ann Dilys Dobson                     6 ordinary shares of (Pounds)1
Elberton Manor                       each of ET
Elberton
Bristol
Avon
BS12 3AA

Frank Stanley Keeble                 12 ordinary "a" shares of (Pounds)1                            373,333
Whistlers                            each of ETE
Kingston Seymour                     2,488 ordinary "b" shares of (Pounds)1
Clevedon                             each of ETE
Avon                                 114 ordinary shares of (Pounds)1
BS21                                 each of ET
                                                                                15*
Patricia Ann Keeble                  6 ordinary shares of (Pounds)1 each
Whistlers                            of ET
Kingston Seymour
Clevedon
Avon
BS21

Kenneth Nash Knight                  12 ordinary "a" shares of (Pounds)1        15*                 373,333
Willmott, Peter Geoffrey             each of ETE
Willmott and Kevin Nash              2,488 ordinary "b" shares of
Knight Willmott                      (Pounds)1 each of ETE
c/o 6 Parc-y-Pro                     120 ordinary shares of (Pounds)1
Creigian                             each of ET
Cardiff
------------

* cash payable will be the sum of seventy five million dollars (US$75,000,000) adjusted in accordance with the following clauses of the Share Purchase
  Agreement:

    6.13 the aggregate cash amounts to be contributed by the Buyer to the Companies at closing in relation to the Employee Bonus Amount, the Wheeler Bonus and the Dobson Noncompetition Fee.

    9.8 amount of loan made to the Companies to enable them to pay pre-closing dividends to the Shareholders.

  and the balance will be distributed between Mr. and Mrs. Dobson, Mr. and Mrs. Keeble and Messrs. Willmott in the ratio 42:15:15 respectively.